EXHIBIT 10.27

EMPLOYEE LOAN AGREEMENT

THIS EMPLOYEE LOAN AGREEMENT (“Agreement”) is entered into as of the ________ day of __________, 200___, by and between PHENOMIX CORPORATION, a Delaware corporation (the “Lender”) and _____________ (“Borrower”).

RECITALS

A. Borrower is or will be employed by the Lender as its ______________.

B. Borrower has found it necessary to relocate his residence in order for Borrower to become an employee of the Lender.

C. The Lender and Borrower desire that the Lender lend to Borrower the sum of _____________________ Dollars ($_______________) to assist Borrower in purchasing a new principal residence.

NOW, THEREFORE, the Lender and Borrower agree as follows:

AGREEMENT

1. PAYMENT: The Lender will lend to Borrower the amount of ________________ Dollars ($_______________) (the “Loan”), which amount shall be used by Borrower for the sole purpose of purchasing a new residence located at __________________________, San Diego County, California (the “Property”) pursuant to the terms and conditions set forth herein.

2. CONDITIONS PRECEDENT: The Lender’s obligation to extend the Loan to Borrower pursuant to this Agreement is expressly conditioned upon the satisfaction of or waiver by the Lender of all of the following conditions precedent, each of which is exclusively for the benefit of the Lender:

Borrower shall have delivered to the Lender each of the following (herein referred to as “Loan Documents”):

One (1) original promissory note in the amount of ____________ Dollars ($____________________) in substantially the same form as Exhibit A attached hereto (the “Note”), with all uncompleted information fully completed; and

One (1) fully executed, validly acknowledged deed of trust and the rider thereto, encumbering the Property as security for the Note, in substantially the same form as Exhibit B attached hereto, with all uncompleted information fully completed (the “Deed of Trust”); and

Two (2) fully executed Certificates of Borrower, in substantially the same form as Exhibit C attached hereto, with all uncompleted information fully completed (the “Borrower Certificate”).

Lender shall have received from _________________ (the “Title Company”) a title insurance policy insuring the Deed of Trust in the amount of the Note as a second lien on the Property, subject only to the exceptions to title described in _____________ of that certain Preliminary Report prepared by the Title Company, dated ______________, 200__, and bearing Order No. _________________, and including the following title insurance endorsements: ______________________.

Lender shall have received an appraisal in form and prepared by an appraiser approved by Lender determining that the appraised value of the Property is at least $__________.

3. BORROWER’S REPRESENTATIONS AND WARRANTIES: Borrower hereby makes the following representations and warranties to the Lender, which representations and warranties shall be true and correct as of the date of the close of escrow for Borrower’s purchase of the Property, and Borrower acknowledges that the Lender is relying on such representations in making the Loan:

At the closing of the Loan the Borrower will have good and marketable title to the Property free and clear of any security interests, liens or encumbrances securing monetary obligations[, other than the first deed of trust in favor of the first priority lien holder and joint ownership of the property with Borrower’s spouse.]

[Other than the consent of Borrower’s spouse (which is attached hereto as Exhibit D) and the holder of the first priority lien on the Property,] [T]he consent of no other person or entity is required to grant the Lender the security interest in the Property evidenced by the Deed of Trust.

There are no actions, proceedings, claims or disputes pending or, to Borrower’s knowledge, threatened against or affecting Borrower, the Property, or any other properties of Borrower.

4. BORROWER’S ADDITIONAL OBLIGATIONS: Borrower shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid second priority lien on the Property in favor of the Lender, which shall secure the Note. Except for a first trust deed not to exceed __________________ Dollars ($________________) [(or such lower amount which would prevent interest income otherwise applicable under Section 7872 of the Internal Revenue Code from being imputed under this Note)], Borrower shall not further encumber the Property or permit any lien to encumber the Property [or permit any lien to encumber the Property, other than any encumbrance or lien that is junior in priority to the Deed of Trust].

5. REPAYMENT OF LOAN: Borrower shall pay to the Lender the outstanding principal balance of the Note, together with all accrued, but unpaid interest thereon, and all other sums due hereunder, under the Note, or under any other document executed by Borrower in connection herewith in accordance with the terms and conditions of this Agreement, the Note or such other document.

6. MATURITY EVENT: The Note shall immediately become due and payable, without notice or demand, upon the occurrence of any “Maturity Event” as defined in the Note.

7. INTEREST PAYABLE BY BORROWER: Interest shall accrue only in the event principal payments are not made as required in the Note. After such date interest shall accrue on the unpaid principal amounts of the Note at the rate specified in the Note.

8. ENTIRE AGREEMENT: This Agreement, together with the Loan Documents, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof. Notwithstanding the foregoing, Borrower and Lender specifically acknowledge and confirm that section ____ of Borrower’s employment offer letter (“Offer Letter”) dated ____________, 200__ provides for the payment of a bonus (“Bonus”). The terms of the Bonus shall be governed by the Offer Letter and the language herein is not intended to supercede the Offer Letter with respect to the Bonus. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought. No waiver of any provision of this Agreement or any other Loan Document shall be effective unless in writing and the waiver of any one provision shall not be deemed a waiver of any other provision unless expressly stated in writing. All rights and remedies of the Lender described herein and in any other documents or instruments evidencing or securing the loan (including, without limitation, the Loan Documents) shall be cumulative and not restrictive of any other rights or remedies available under any other document or instrument, at law or in equity.

9. NO COVENANT FOR EMPLOYMENT OR ADVANCES: Borrower understands and acknowledges that this Agreement does not modify Borrower’s at-will status at the Lender and does not constitute an employment agreement or a promise by the Lender to continue Borrower’s employment. Either the Lender or Borrower may terminate such employment relationship at any time, with or without cause.

10. NOTICES: All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Lender or Borrower may change their respective addresses by giving notice of the same in accordance with this paragraph. The term “business day” shall mean a day on which national banks are open for business in San Diego, California.

11. ASSIGNMENT: Borrower may not assign any of his rights and/or duties under this Agreement without the prior written consent of the Lender, which consent may be withheld in the sole discretion of Lender. All of the rights and/or duties of the Lender under the Loan Documents, or any of them, shall be freely assignable. Subject to the foregoing, the rights and obligations of the Borrower and Lender under the Loan Documents shall be binding upon and shall inure to the benefit of the Borrower and Lender and their respective personal representatives, successors, heirs, and permitted assigns.

12. INCOME TAX CONSEQUENCES: Borrower hereby acknowledges that the Lender has made no representation or warranty to Borrower concerning the income tax consequences of the loan to Borrower and Borrower shall be solely responsible for ascertaining and bearing such tax consequences.

13. GOVERNING LAW: This Agreement shall be governed in all respects by the laws of the State of California.

14. HEADINGS: The titles and headings of the various paragraphs hereof are intended for means of reference and are not intended to place any construction on the provisions hereof.

15. INVALIDITY: If any provision of this Agreement shall be invalid or unenforceable the remaining provisions shall not be affected thereby and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

16. COUNTERPARTS: This Agreement may be executed in one (1) or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts, together, shall constitute one and the same instrument.

17. MISCELLANEOUS: Time is of the essence of this Agreement, the Loan Documents, and any other document executed by Borrower in connection therewith. If any action shall be commenced between the parties with respect to the Loan, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the non-prevailing party or parties. Liability hereunder shall be joint and several among Borrower and all other persons and entities now or hereafter liable for all or any part of the Loan. Notwithstanding any provision above to the contrary, the Lender may waive in writing or by notation initialed hereon any obligation of Borrower provided for herein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:	THE LENDER: PHENOMIX CORPORATION, a Delaware corporation
By: Name: Title:
Address:

Telephone:	Telephone:

Facsimile:	Facsimile:

EXHIBIT A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE SECURED BY DEED OF TRUST

EXHIBIT B

FORM OF DEED OF TRUST

EXHIBIT C

FORM OF BORROWER CERTIFICATE

CERTIFICATE OF BORROWER

The undersigned ________________ (“Borrower”) hereby certifies to Phenomix Corporation, a Delaware corporation (“Lender”) as follows and understands that Lender is relying upon the truthfulness of the following in advancing the Loan (hereinafter defined):

1.	Borrower understands that the loan in the principal amount of $____________ evidenced by that certain Promissory Note Secured by Deed of Trust between ______________ (“Borrower”) and the Lender (the “Loan”) is not transferable by Borrower and is conditioned on the future performance of substantial services by Borrower.

2.	The proceeds of the Loan will be used only to purchase a principal residence of Borrower being acquired in connection with the commencement of employment at a “new principal place of work” within the meaning of Section 217 of the Internal Revenue Code of 1986.

3.	Borrower reasonably expects to be entitled to and will itemize deductions for each year the loan is outstanding.

Date:

EXHIBIT D

CONSENT OF SPOUSE

I, _____________, am the spouse of ________________, the party who executed the Employee Loan Agreement, the Note, the Deed of Trust and each other document in connection with the Loan between the Company and my spouse, each dated _______, 200__. I have read the foregoing Loan Documents and I know their contents. I am aware that my spouse has granted the Company a second priority lien on the Property as security for the Note as set forth in the Deed of Trust. I hereby consent to (a) the execution and delivery of the Loan Documents by my spouse, including the execution and delivery of the Deed of Trust; and (b) the recordation of the Deed of Trust and the resulting encumbrance of the Property. I hereby agree to take any and all actions that may be necessary to ensure that the Deed of Trust creates a valid second priority lien on the Property in favor of the Company as security for the Note. I will take no action at any time to hinder the operation of the Loan Documents and/or the repayment of the Note.

Dated: _____________, 200_